Exhibit 10.1

JOINT VENTURE AGREEMENT

THIS AGREEMENT is made the 6th day of October, 2006

BETWEEN

XSTATE RESOURCES LIMITED (ABN 96 009 217 154) of Level 2, 45 Stirling Highway Nedlands, Western Australia (Xstate);

AND

LIBERTY STAR GOLD CORP INC, a company incorporated in Nevada, of 2766 North Country Club Road, Tucson A2 85716, United Sates of America (Liberty Star).

RECITALS

A.

On 11 July 2006, Xstate and Liberty Star entered into an agreement (Heads of Agreement) whereby the Parties agreed to form the Joint Venture for the purpose of exploring, developing and, if warranted, mining the JV Pipes located within the Joint Venture Area.

B.	This Agreement replaces the Heads of Agreement and sets out the terms of the Joint Venture between the Parties.
C.

The Parties acknowledge that it is Xstate’s intention to incorporate a subsidiary entity in the United States (USCO) and that Xstate will assign its interest in this Agreement to USCO prior to the Commencement Date.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

Advance means a cash payment of $100,000 that has already been paid by Xstate to Liberty Star in accordance with the terms of the Heads of Agreement.

Agreement means this Agreement including the recitals, schedules and annexures.

Area of Interest has the meaning ascribed to it in clause 19.1.

Assigning Party has the meaning given to it in clause 10.1.

ASX means the Australian Stock Exchange Limited ACN 008 624 691.

Bankable Feasibility Study means a detailed study which could reasonably serve as the basis for a favourable decision by a financial institution to finance Mine Development. The Bankable Feasibility Study shall:

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(a)	provide estimates of the tonnes of proven and probable reserves of ore and the Mineral grades thereof;
(b)

contain estimates of both capital costs and operating costs likely to be incurred in establishing and conducting Mining Operations, including costs to be incurred in Mine Development, pre-production and crushing and treatment;

(c)	analyze how to proceed with Mining Operations to economically and commercially extract Minerals;
(d)	include reference to relevant marketing and financial aspects;
(e)	state that the proposed Mining Operations is commercially viable and recommends the parameters for the most viable operations; and
(f)	include a schedule of relevant approvals necessary before production may commence.

Business Day means a day upon which trading banks are open for business in Perth, Western Australia, not being a Saturday or a Sunday.

Commencement Date means the date all of the conditions precedent set out in clause 2.1 have been satisfied or waived.

End Date means 5:00 pm Western Standard Time in Perth, Western Australia, on 14 December 2006 (or such later date as the Parties agree).

Environmental Law means any law concerning environmental matters which regulates or affects the U.S. Federal Lode Mining Claims, and includes, but is not limited to, laws concerning land use, development, pollution, waste disposal, toxic and hazardous substances, conservation of natural or cultural resources and resource allocation including any law relating to exploration for or development of any natural resource.

Environmental Liability means any obligation, expense, penalty or fine under Environmental Law, including, rehabilitation and rectification work of whatsoever nature or kind.

Expert means such independent person as is agreed between the Parties or failing expeditious agreement as is appointed at the request of any Party by the then President of the Canadian Institute of Mining, Metallurgy and Petroleum.

Exploration Operations means all activities up to the date one or both Parties elect to participate in the Mining Operations pursuant to clause 9.2 which include activities aimed at the discovery, location and delineation of Minerals and all activities as are necessary or expedient for the purpose of exploring the Joint Venture Area, conducting a Bankable Feasibility Study and all activities to produce the same.

First Right Expiry Date means the date that is 3 years from the Commencement Date.

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Heads of Agreement means the agreement dated July 11, 2006 between Liberty Star and Xstate.

Initial JV Pipes means the Pipes as detailed in Item 1 of Appendix 3, located within the Joint Venture Area, in which Xstate will obtain a 50% interest pursuant to the terms and conditions of this Agreement.

Joint Venture means the unincorporated joint venture formed by the Parties in respect of the Joint Venture Area upon the terms and conditions set out in this Agreement.

Joint Venture Area means the Elle Joint Venture lands which encompasses an area of approximately 22 square miles allocated by Liberty Star to the Joint Venture, plus the area on which any after-acquired property in the Area of Interest is located, as more specifically identified in Appendix 2.

Joint Venture Assets means all property held or acquired or created by or on behalf of the Parties for the purposes of the Joint Venture including (without limitation):

(a)	the JV Pipes;
(b)	the Mining Information;
(c)	equipment, vehicles, and plants; and
(d)	the Minerals, concentrate and ore prior to their being taken in kind by the Parties.

Joint Venture Expenditure(s) means all costs reasonably and properly incurred by or on behalf of the Joint Venture in connection with Joint Venture Operations.

Joint Venture Interest means the following obligations, benefits and rights of a Party expressed as a percentage determined in accordance with this Agreement:

(a)	the obligation, subject to the terms of this Agreement, to contribute that percentage of all Joint Venture Expenditure;
(b)	the ownership of and the obligation right and benefit as a tenant in common to receive in kind and to dispose of for its own account that percentage of Minerals produced by the Joint Venture; and
(c)	the beneficial ownership as a tenant in common of an undivided share in that percentage of all Joint Venture Property.

Joint Venture Operations means all activities as are necessary or desirable in order to implement and give full effect to the provisions and purposes of this Agreement incidental to the Exploration Operations and, subject to clause 9 Mining Operations, related to the JV Pipes.

JV Bank Account has the meaning given to that term in clause 3.3.

JV General Plan means the general plan of the Joint Venture as detailed in Appendix 1.

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JV Mining Claims mean the U.S. Federal Lode Mining Claims on which the JV Pipes are located (as set out in Appendix 3) and any mining claim or interest in a JV Mining Claim (or equivalent) otherwise acquired by the Joint Venture after the date of this Agreement. The JV Mining Claims include all rights to mine and other privileges appurtenant to those JV Mining Claims and all ore and mineral-bearing material, sand, slimes, tailings and residues located on and under those JV Mining Claims.

JV Pipes means both the Initial JV Pipes and any Other Pipes allocated to the Joint Venture pursuant to clause 7, as identified in Appendix 3 as amended from time to time.

Listing Rules means the official Listing Rules of ASX.

Management Committee has the meaning given to that term in clause 4.1.

Manager means the Party appointed by the Parties in accordance with this Agreement, to manage the Joint Venture.

Mine Development means the location, opening and development of mines and all activities necessary, expedient, conducive or incidental thereto including without limitation pre-stripping and the removal and disposal of over-burden and waste.

Minerals means all naturally occurring substances obtained or obtainable by Joint Venture Operations carried out on or under the surface of the land the subject of the JV Pipes and includes (without limitation) uranium, gold and other precious metals.

Mining Information means all technical information including (without limitation) geological, geochemical and geophysical reports, surveys, mosaics, serial photographs, samples, drill core, drill logs, drill pulp, assay results, maps and plans relating to the JV Pipes and/or Joint Venture Operations, whether in physical, written or electronic form.

Mining Laws means the applicable rules, regulations, statutes and directives that apply to exploration and mining activities in Arizona.

Mining Operations means commercial mining operations and all activities necessary, expedient, conducive or incidental thereto including without limitation:

(a)	Mine Development; and
(b)	the weighing, sampling, assaying, mining, extraction, crushing, refining, treatment, transportation, handling, storage, loading and delivery of Minerals.

Native Title means a right, interest or entitlement to the occupation or use of the Joint Venture Area by indigenous inhabitants in accordance with the laws and customs of the indigenous inhabitants and recognised by statute or by common law.

Non-Assigning Parties has the meaning given to it in clause 10.2.

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Other Pipes means other pipe targets held by Liberty Star within the Joint Venture Area as detailed in Appendix 4 which may be allocated to the Joint Venture in accordance with clause 7 or otherwise.

Party means Xstate and Liberty Star and their respective successors and permitted assigns and the successors and permitted assigns and (where applicable) legal personal representatives of any person which at any time hereafter becomes a Party and each of those persons and Parties means any one of the Party.

Pipe(s) means an area within the JV Mining Claims designated as a breccia pipe target.

Prime Rate means the prime rate, as reported by the Wall Street Journal's bank survey.

Program means operating plans, mine maintenance plans, development plans, exploration plans, mine closure plans and related budgets, for the Joint Venture Operations or any part thereof, as approved in accordance with the Management Committee pursuant to this Agreement.

Related Body Corporate in relation to a Party which is a corporation, means a company which is related to that Party if the Party and the corporation is the subsidiary of the other, or both are subsidiaries of the same body corporate, or each of them is construed by the same person.

Right of First Refusal has the meaning given to it in clause 7.

Sole Funding Amount means the amount of $2,900,000 that Xstate agrees to make available for Joint Venture Operations during the Sole Funding Period in return for a 50% Joint Venture Interest.

Sole Funding Period means a 3 year period commencing on the Commencement Date.

Subcontracting Agreement means the subcontracting agreement between Xstate as Manager and Liberty Star as subcontractor in a form to be agreed between the Parties.

Xstate means Xstate Resources Ltd (formerly Oriental Crystal (International) Limited) (ABN 96 009 217 154).

1.2	Interpretation

In this Agreement unless the context otherwise requires:

(a)	references to a recital, clause, schedule, annexure or exhibit is to a recital, clause, schedule, annexure or exhibit of or to this Agreement;
(b)	a reference to this Agreement or another instrument includes any variation or replacement of any of them;
(c)	a reference to any statute shall include any amendment, replacement or re-enactment thereof for the time being in force and any by-laws, statutory

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instruments, rules, regulations, notices, orders, directions, consents or permission’s made thereunder and any conditions attaching thereto;

(d)	the singular includes the plural and vice versa;
(e)	a reference to any gender includes all genders;
(f)	a reference to a person includes a reference to the person’s executors, administrators, substitutes, successors and permitted assigns;
(g)	a reference to $ or dollars is to the currency of the United States of America;
(h)	a reference to AUD$ is to the currency of Australia; and
(i)	the headings in this Agreement shall not affect its interpretation.
2.	CONDITIONS PRECEDENT

2.1	Conditions

The formation of the Joint Venture is subject to and conditional upon:

(a)

Xstate obtaining all necessary governmental consents and approvals to the matters set out in this Agreement including any consent required pursuant to the Mining Laws for the transactions contemplated by this Agreement;

(b)	Xstate completing a capital raising of a minimum of AUD$5,000,000 through the issue of fully paid ordinary shares at a price of AUD$0.20 each (Capital Raising);
(c)	Xstate preparing a prospectus for the Capital Raising (Prospectus) and lodging it with the Australian Securities and Investments Commission;
(d)	Xstate obtaining shareholder approval to change the nature and/or scale of its activities in accordance with Chapter 11 of the Listing Rules;
(e)	Xstate satisfying the requirements of Chapters 1 and 2 of the Listing Rules as if Xstate was applying to be admitted to the official list of ASX; and
(f)	Xstate depositing the Sole Funding Amount in the Joint Venture Bank Account, in accordance with clause 3.3.

2.2	Efforts to Satisfy Conditions

Xstate shall use commercially reasonable efforts to:

(a)	satisfy the conditions set out in clause 2.1(a) to 2.1(f) inclusive, as soon as practicable after the date of this Agreement; and
(b)	execute and do all such acts and things as are necessary or desirable to ensure that the conditions set out in clause 2.1(a) to 2.1(f) are fulfilled as expeditiously as possible.

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2.3	Right to Terminate

If the conditions set out in clause 2.1 are not satisfied or waived in accordance with the terms of this Agreement on or before the End Date, either Party may elect to immediately terminate this Agreement by written notice to the other Party.

2.4	Effect of Termination

If this Agreement is terminated pursuant to clause 2.3:

(a)	this Agreement shall be deemed to be at an end and shall have no force or effect;
(b)	neither Party shall be subject to any of the obligations contained in this Agreement;
(c)	no Party may claim any rights at law or equity against the other Party; and
(d)	Liberty Star will be entitled to retain the Advance.

2.5	Benefit of Conditions

The conditions in clause 2.1 are inserted in this Agreement for the benefit of both Parties and the Parties may, by mutual written consent on or before the End Date, waive the benefit of one or more of the conditions.

3.	THE JOINT VENTURE

3.1	Establishment of the Joint Venture

Xstate and Liberty Star shall form the Joint Venture on and from the Commencement Date, for the purpose of the Joint Venture Operations on the commercial terms set out in this Agreement and otherwise on terms and conditions acceptable to both Parties.

3.2	Initial Joint Venture Interests

Prior to the Commencement Date, the Parties agree the initial Joint Venture Interests of Liberty Star and Xstate in the Joint Venture are:

(a)	Liberty Star – 100%; and
(b)	Xstate – 0%.

3.3	Joint Venture Bank Account
(a)	As soon as practicable after the execution of this Agreement, the Parties agree to set up a bank account to hold funds on behalf of the Joint Venture (JV Bank Account).
(b)	No disbursements may be made from the JV Bank Account unless the Party seeking to make the disbursement obtains the written approval from the other Party.

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(c)	The Sole Funding Amount will be paid into the JV Bank Account.

3.4	Xstate’s 50% Interest

Upon fulfillment or waiver of all of the conditions set out in clause 2.1(a) to 2.1(f) inclusive:

(a)	Liberty Star shall immediately transfer to Xstate a 50% interest in the Initial JV Pipes; and
(b)	Xstate will immediately earn a 50% Joint Venture Interest.

3.5	Commencement Date

The Joint Venture shall commence and deem to have been formed on the Commencement Date.

3.6	Sole Funding Amount
(a)	The Parties agree:
(i)	the Sole Funding Amount will be expended on Exploration Operations in accordance with the programs and budgets approved by the Management Committee;
(ii)	subject to clause 3.6(b), the entire Sole Funding Amount shall be spent during the Sole Funding Period; and
(iii)	to the terms of the JV General Plan.
(b)

The Management Committee may elect to cease further exploration work in relation to any of the JV Pipes if the initial exploration that is undertaken does not warrant further follow up work on any particular JV Pipe. In these circumstances, some or all of the Sole Funding Amount may be allocated to the Other Pipes.

(c)

If, prior to the completion of the Exploration Operations, the entire Sole Funding Amount has been expended, each Party agrees to contribute to expenditure made or incurred in respect of the Exploration Operations in accordance with clause 8.1.

(d)

If, after the completion of the Exploration Operations part of the Sole Funding Amount has not yet been expended, then those funds will be applied to the costs of the Bankable Feasibility Study, and if any funds yet remain, for the Mining Operations.

3.7	General
(a)

Liberty Star shall do everything necessary to confirm and effect the transfer to Xstate of any beneficial interest, and corresponding legal interest, in the JV Pipes acquired by Xstate pursuant to this Agreement. Pending any required transfer, Liberty Star shall hold that interest in trust for Xstate.

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(b)	Each Party shall be the beneficial owner as tenant in common of an undivided share of the Joint Venture Property in proportion to their Joint Venture Interest.
(c)	Each Party shall be entitled to take in kind and separately dispose of, in proportion to their Joint Venture Interest, all Minerals produced by the Joint Venture.
(d)

The rights, interests, liabilities and obligations of the Parties respectively under this Agreement will be individual and separate and will not be joint or collective and each Party will be responsible only for its own obligations and will be liable only for its own proportionate share of any Joint Venture Expenditure and will be entitled only to its own proportionate share of any property and assets of the Joint Venture. The rights and obligations of the Parties pursuant to this Agreement will be several and neither joint nor joint and several.

(e)	The Parties agree that sufficient expenditure will be incurred in relation to the JV Pipes to meet the minimum expenditure commitments, if any, set out by regulatory authorities having jurisdiction.
4.	MANAGEMENT COMMITTEE

4.1	Establishment
(a)	After the Commencement Date, the Parties will form a Management Committee (Management Committee).
(b)	Each Party may appoint one member to the Management Committee.
(c)	Each Party may appoint one alternate member (Alternate) for any members appointed by it.
(d)	Each Party must give notice to the other Party of the appointment of its members and Alternate.
(e)

An Alternate may act only if the member for whom the Alternate is appointed Alternate is not present at a meeting of the Management Committee, in which event the Alternate will be deemed to be that member and may exercise all powers of that member to the extent that the member has not exercised them.

(f)	Each Party has the right to change any of its members and Alternates at any time by notifying the other Party to that effect.

4.2	Voting
(a)

Voting on any issue requiring a decision by the Management Committee will be by a simple majority with the vote of each Party being in proportion to its Joint Venture Interest at the time. Any Party may arrange at its own expense to have further consultants, acceptable to the Management Committee or technical personnel (being bona fide employees of the particular Party which they represent) present at the meetings of the

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Management Committee to assist the representatives but those persons will not be entitled to vote at those meetings.

(b)	In the event of a deadlock, the Parties agree that the dispute resolution process set out in clause 12 will be followed.

4.3	Function

The Management Committee will have the power to:

(a)	approve, disapprove or amend any Program;
(b)	review the status of the Mine Operations from time to time;
(c)	approve parts of the Joint Venture Area to be surrendered or otherwise removed from the Joint Venture Area;
(d)	approve the acquisition of JV Mining Claims, or other interests in mining assets; and
(e)	provide advice to and instruct the Manager from time to time.

4.4	Frequency of Meetings
(a)

The Management Committee will meet on any date nominated by the Manager but not less than once a fortnight (or such other period as may be mutually agreed between the Parties from time to time) while Exploration Operations or Mine Development is being conducted.

(b)	The Manager may also call a meeting of the Management Committee at any time on no less than 7 days, notice if it reasonably considers that the meeting is necessary.
(c)

The Manager will prepare and send to all the other members of the Management Committee notice of all meetings and the proposed agenda, to be received not less than 7 days during Exploration Operations or not less than 14 days during Mine Development (or shorter period as may be agreed by the members of the Management Committee), before the respective meeting date.

4.5	Decisions Binding

Provided the Management Committee has acted within the scope of its powers granted to it under this Agreement, all decisions of the Management Committee are binding on all Parties.

4.6	Meetings by Electronic Means
(a)

If all representatives of the Parties agree, meetings of the Management Committee may be held by radio, telephone, closed circuit television or other electronic means of audio or audio-visual communication.

(b)	Notwithstanding that the members of the Management Committee are not present together in one place at the time of the communication, a

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resolution passed by that communication will be deemed to have been passed at a meeting of the Management Committee held on the day on which and at the time at which the communication took place.

4.7	Notices
(a)	Each notice convening a meeting must enclose the agenda for that meeting and must be sent by facsimile, letter or email.
(b)	Not less than two Business Days before the meeting, a member may request that an item be included in the agenda and the agenda will be amended accordingly.
(c)	A copy of the amended agenda must be given or sent to each member not less than one Business Day before the meeting in accordance with paragraph (a).
(d)	Any matter not included in the agenda must not be dealt with at the meeting unless all members present agree.

4.8	Written records of meetings
(a)

The secretary of the Management Committee must keep a written record of decisions made at each meeting of the Management Committee and distribute copies of the record to each Participant and to the Manager, as soon as practicable following the meeting.

(b)

If a Party has not commented on the written record within 20 Business Days after receipt, it will be taken to have accepted the written record as an accurate recording of the decisions noted in that record.

(c)

On the written record being accepted by the Parties under paragraph (b) and being signed by the chairperson, it will be prima facie evidence of the decisions and proceedings of the meeting to which it relates.

4.9	Written Resolution

Any decision of the Management Committee may be evidenced by a resolution signed by representatives having a majority of the votes at any meeting of the Management Committee notwithstanding any failure of any Party to approve the minutes of each meeting and the same will be contractually binding on the Parties. A resolution in writing signed by one representative of each of the Parties will be as valid and effectual as if it had been passed at a duly convened meeting of the Management Committee.

4.10	Representative of Assignee

If a Party assigns its Joint Venture Interest to a Related Body Corporate pursuant to clause 10.1, there will be no increase in the number of representatives comprising the Management Committee. In such event, the appointment of the representative of the assignor on the Management Committee will automatically cease and the assignee will be entitled to appoint one representative and one alternate representative on the Management Committee.

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4.11	Power of representatives

Each representative nominated by any Party pursuant to clause 4.1(a) will be duly authorised and empowered to make decisions on behalf of, and to bind contractually, that Party in all matters raised for the determination of, and properly within the jurisdiction of, the Management Committee in accordance with clause 4.3.

4.12	Subcommittees

The Management Committee may establish subcommittees and determine their functions (which will be advisory to the Management Committee only).

4.13	Costs and expenses
(a)

Costs and expenses incurred by the Parties relating to the attendance in their capacity as members of the Management Committee meetings, will be borne by them and are not part of the Joint Venture Expenditure.

(b)

As long as the Manager and Subcontractor are Xstate and Liberty Star respectively, then costs and expenses incurred by the Manager’s or Subcontractor’s representatives to attend Management Committee meetings will be borne by each of them respectively.

(c)

If the Management Committee requests that additional representatives attend the Management Committee meetings in furtherance of the obligations of the Manager under this Agreement, or the Subcontractor under the Subcontracting Agreement, then such costs and expenses to attend the Management Committee meeting will form part of the Joint Venture Expenditure.

5.	APPOINTMENT AND DUTIES OF MANAGER

5.1	Appointment
(a)	During the Sole Funding Period, Xstate will be the Manager of the Joint Venture.
(b)

After the Sole Funding Period, the Manager will be appointed by the Party holding the largest Joint Venture Interest at the time, or if the Parties hold equal Joint Venture Interests, by the Management Committee.

5.2	Duties
(a)

The Manager will (by itself or through its employees, agents or contractors) have the conduct of all the Joint Venture Operations on behalf of the Parties, subject at all times to the directions of the Management Committee, and for this purpose shall have possession and control of the Joint Venture Property.

(b)	The Manager must consult freely with members of the Management Committee and keep them fully advised of present and prospective operations.

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(c)

The Manager in its operations hereunder shall be deemed to be an independent contractor. The Manager shall not act or hold itself out as agent for any of the Parties nor make any commitments on behalf of any of the Parties unless specifically permitted by this Agreement or directed in writing by a Party.

(d)

Subject to any specific provision of this Agreement and subject to it having the right to reject any direction on reasonable grounds by virtue of its status as an independent contractor, the Manager shall perform its duties hereunder in accordance with the directions of the Management Committee and in accordance with this Agreement.

(e)

The Manager shall manage and carry out Joint Venture Operations substantially in accordance with Programs, Bankable Feasibility Study, adopted by the Management Committee and in connection therewith shall, in advance if reasonably possible, notify the Management Committee of any change in Joint Venture Operations which the Manager considers material and if it is not reasonably possible, the Manager shall notify the Management Committee so soon thereafter as its reasonably possible.

(f)

The Manager shall have the sole and exclusive right and authority to manage and carry out all Joint Venture Operations in accordance herewith and to incur the costs required for that purpose. In so doing, the Manager shall:

(i)	comply with the provisions of all agreements or instruments of title under which the Joint Venture Assets are held;
(ii)	pay all Joint Venture Costs properly incurred promptly as and when due;
(iii)

keep the Joint Venture Assets free of all liens and encumbrances (other than those, if any, permitted pursuant to this Agreement) arising out of the Joint Venture Operations and, in the event of any lien being filed as aforesaid, proceed with diligence to contest or discharge the same;

(iv)

with the approval of the Management Committee, prosecute claims and, where a defence is available, defend litigation arising out of the Joint Venture Operations, provided that any Party may join in the prosecution or defence at its own expense;

(v)

perform such assessment work or make payments in lieu thereof and pay such rentals, taxes or other payments and do all such other things as may be necessary to maintain the JV Mining Claims in good standing, including, without limiting generality, staking and restaking mining claims, and applying for licenses, leases, grants, concessions, permits, patents and other rights to and interest in the Minerals;

(vi)	maintain books of account in accordance with accounting principles generally accepted in the mining industry in the United States;

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(vii)

perform its duties and obligations hereunder in a sound and workmanlike manner, in accordance with sound mining and engineering practices and other practices customary in the mining industry, and in substantial compliance with all applicable federal, state, territorial and municipal laws, by-laws, ordinances, rules and regulations and this Agreement;

(viii)	prepare and deliver all Programs and other reports reasonably required by the Management Committee or pursuant to this Agreement; and
(ix)	have such additional duties and obligations as the Management Committee may from time to time determine.

5.3	Subcontracting

It is a condition of this Agreement that Xstate will engage Liberty Star as a subcontractor to carry out certain of its obligations as Manager of the Joint Venture on the terms and conditions of the Subcontracting Agreement.

5.4	No liability

The Manager is not responsible to the Parties for any liability, loss, harm, damage, cost or expense (including legal fees) that:

(a)	any of them may suffer, incur or sustain; and
(b)	arises out of the activities of the Manager in performing its duties or obligations under this Agreement,

except to the extent that that liability, loss, harm, damage, cost or expense arises from the Manager's wilful misconduct, bad faith or gross negligence.

5.5	Indemnity

The Parties indemnify the Manager against any liability, loss, harm, damage, cost or expense (including legal fees), that the Manager may suffer, incur or sustain:

(a)	as a result of any suit, claim or demand brought or made against the Manager; or
(b)	arising out of the activities of the Manager in performing its duties or obligations under this Agreement,

except to the extent that that liability, loss, harm, damage, cost or expense arises from the Manager's wilful misconduct, bad faith or gross negligence.

5.6	Manager includes

In this clause 5, references to the “Manager” include references to the servants, employees and subcontractors of the Manager.

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6.	INFORMATION AND DATA
(a)

Prior to the Commencement Date, Liberty Star shall provide to Xstate all technical information and data it has regarding the JV Pipes for the purpose of Xstate’s disclosure requirements under the Australian Corporations Act in relation to the Prospectus.

(b)	Each Party will provide to the other at Management Committee meetings all exploration data generated in relation to the JV Pipes since the last meeting.
7.	RIGHT OF FIRST REFUSAL
(a)	Liberty Star acknowledges and agrees that Xstate shall have a right of first refusal to buy or joint venture (together, a Dealing) in relation to the Other Pipes (Right of First Refusal).
(b)	The Right of First Refusal shall commence on the Commencement Date and end on the First Right Expiry Date.
(c)	The Right of First Refusal referred to in clause 7(a) above shall be subject to the following material terms:
(i)

Dealing. If, prior to the First Right Expiry Date, Liberty Star receives a bone fide offer for a Dealing from a third Party (Third Party) or Liberty Star wishes to sell all or part of its interest in the Other Pipes, Liberty Star must first offer Xstate the right to enter into the Dealing with Liberty Star in the place of the Third Party on no less favourable terms than Liberty Star received from a Third Party or was prepared to offer to a Third Party (Offer).

(ii)

Information. To enable Xstate to make an informed decision about whether to invoke the Right of First Refusal, the Offer must be accompanied by sufficient information regarding the Dealing, the Pipes to which it relates, and any terms or provisions relating to the Dealing which will differ from the terms of this Agreement relating to the Initial Pipes.

(iii)	Timing. Xstate must accept or reject the Offer within 10 Business Days of receipt.
(iv)	Agreement. If Xstate accepts the Offer, then the accepted Offer will be binding on the Parties.
(v)

Financial Ability. If Xstate accepts the Offer, Xstate must provide to Liberty Star within 60 days of such acceptance (Required Time), sufficient evidence to prove it can provide the financing required to complete the Dealing set out in the Offer in accordance with its terms (Evidence). If the Evidence is not produced within the Required Time, Liberty Star may commence negotiations with the Third Party, however, Liberty Star will not be entitled to enter into a Dealing with a Third Party on more favourable terms than those set out in the Offer, without first offering those terms to Xstate in accordance with (i) to (v).

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(vi)

Default. If, on the date Liberty Star receives an offer from a Third Party, Xstate is in default of any of its material obligations under the Joint Venture Liberty Star will not be required to comply with the Right of First Refusal.

8.	FUNDING

8.1	Proportional Contributions

Following the expenditure of the entire Sole Funding Amount, and subject to clause 13, each Party agrees to contribute to Joint Venture Expenditures made or incurred in proportion to their then Joint Venture Interest (i.e. 50/50) until the Exploration Operations are completed. Thereafter, provided each Party agrees to participate in Mining Operations, each Party will contribute to Joint Venture Expenditures in proportion to their then Joint Venture Interest.

8.2	Payment of Joint Venture Expenditures

The Manager may invoice each Party, from time to time, for that Party’s proportionate share of Joint Venture Expenditures incurred to the date of the invoice, or at the beginning of each month for an advance equal to that Party’s proportionate share of the estimated cash disbursements to be made during the month. Each Party shall pay its proportionate share of the Joint Venture Expenditures or the estimated cash disbursements aforesaid to the Manager within 30 days after receipt of the invoice. If the payment or advance requested is not so made, the amount of the payment or advance shall bear interest calculated monthly not in advance from the 30th day after the date of receipt of the invoice thereof by that Party at a rate equivalent to the weighted average Prime Rate for the month plus 3% until paid.

8.3	Dilution
(a)

If a Party fails to duly make a contribution to Joint Venture Expenditures that it is obliged to make, then the Joint Venture Interest of that Party (Diluting Party) in the Joint Venture shall dilute in accordance with the following formula (and the Joint Venture Interest of the other Party or Parties (Contributing Party or Contributing Parties) shall increase accordingly):

I	=	DPE x 100
TE

Where:

I	=	the Joint Venture Interest of the diluting Party;
DPE	= the total expenditure incurred or deemed to have been incurred by the diluting Party as at the date of calculation;
TE	= the total expenditure incurred or deemed to have been incurred by the Parties as at the date of calculation.

As at the date the entire Sole Funding Amount has been expended, each of Liberty Star and Xstate will be deemed to have expended $3,000,000.

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(b)	The process described in paragraph (a) of this clause 8.3 will continue throughout that period during which the Diluting Party does not contribute to Joint Venture Expenditure;
(c)

The Joint Venture Interest of the Contributing Party will correspondingly increase and where there are two or more Contributing Parties their respective Interests will increase in the same proportion as their Joint Venture Interests bear to each other.

(d)	The Diluting Party must effect the transfer of its interest in the Joint Venture Assets to any Contributing Party in accordance with this clause.
9.	BANKABLE FEASIBILITY STUDY AND ELECTION TO COMMENCE MINING OPERATIONS

9.1	Bankable Feasibility Study

At any point in which the Management Committee agrees the results of the Exploration Operations justify doing so, the Manager will procure the preparation of a Bankable Feasibility Study. The Manager will deliver a copy of the Bankable Feasibility Study, upon completion, to the Parties.

9.2	Election to commence Mining Operations
(a)

Following completion of the Bankable Feasibility Study, each Party will have 60 days to decide if it wishes to participate in Mining Operations in accordance with the Bankable Feasibility Study and to give notice of such decision to the other Parties.

(b)	If both Parties agree to participate in the Mining Operations, each Party will contribute to all further Joint Venture Expenditures in proportion to their respective Joint Venture Interests.
(c)	If one Party decides not participate in the Mining Operations, then it will either:
(i)

offer its Joint Venture Interest for sale to the other Party at a price agreed by the Parties or, failing agreement within 21 days, as determined by an Expert in accordance with clause 12. If the other Party accepts the offer within 30 days of the price being agreed to or determined (whichever is earlier), the offering Party must sell its Joint Venture Interest to the other Party at the price agreed or determined within a further 30 days; or

(ii)

seek to sell its Joint Venture Interest to a third party within 60 days, at the price offered to the other Party as established in clause 9.2 (c)(i) above, or at any other price subject to the pre-emptive right in favour of the other Party arising under clause 10.2.

9.3	Distribution in Kind
(a)

It is expressly intended that, once the Parties agree to participate in the Mining Operations, each of the Parties shall be entitled to use, dispose of or otherwise deal with its proportionate share of Minerals as it sees fit. Each Party shall take in kind, f.o.b. truck or railcar on the Joint Venture Area, and

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separately dispose of its proportionate share of the Minerals produced from the JV Pipes. From the time of delivery, each Party shall have ownership of and title to its proportionate share of Minerals separate from, and not as tenant in common with, the other Parties, and shall bear all risk of loss of Minerals. Extra costs and expenses incurred by reason of the Parties taking in kind and making separate dispositions shall be paid by each Party directly and not through the Manager or Management Committee.

(b)

Each Party shall construct, operate and maintain, all at its own cost and expense, any and all facilities which may be necessary to receive and store and dispose of its proportionate share of the Minerals at the rate the same are produced.

(c)

If a Party has not made the necessary arrangements to take in kind and store its share of production as aforesaid the Manager shall, at the sole cost and risk of that Party store, in any location where it will not interfere with Mining Operations, the production owned by that Party. The Manager and the other Parties shall be under no responsibility with respect thereto. All of the costs involved in arranging and providing storage shall be billed directly to, and be the sole responsibility of the Party whose share of production is so stored.

9.4	Joint Handling of Minerals

The Parties acknowledge and agree that they may, in the future, come to an agreement regarding the joint handling of all Minerals. In these circumstances, clause 9.3 will cease to have effect.

9.5	Agreement to Continue

Unless the Parties enter into a further agreement regarding Mining Operations, this Agreement will continue to govern the Parties.

10.	ASSIGNMENT AND EXTERNAL CHARGES

10.1	Assignment to Related Body Corporate

Subject to clause 10.5, any Party (Assigning Party) may assign all or any of its Joint Venture Interest to a Related Body Corporate without the other Party’s consent, but:

(a)	unless otherwise agreed by the other Party the Assigning Party will at all times guarantee the due performance of its Related Body Corporate; and
(b)	if the assignee ceases to be a Related Body Corporate that assignee must immediately assign its Joint Venture Interest back to the Assigning Party.

10.2	Pre-emptive Rights

Subject to clause 10.1 and 10.5, if a Party wishes to assign all or any of its Joint Venture Interest, the Assigning Party must first offer to assign such interest to the other Party (Non-Assigning Party) upon the same terms and conditions (as determined by clause 10.3) as the proposed terms and conditions of the

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assignment to the third Party. The Non-Assigning Party may accept such offer by notice to the Assigning Party within 30 days after the making of the offer.

10.3	Notice to Non-Assigning Party

For the purposes of clause 10.2:

(a)	the name and address of the proposed assignee;
(b)

the consideration payable (and if such consideration is not in cash then an amount which is a reasonable cash equivalent thereof, provided that if any Non-Assigning Party disputes the cash equivalent included in such notice prior to the expiration of the 30 day period referred to in clause 10.2, then the cash equivalent shall be determined by the Expert pursuant to clause 12 and the time period referred to in clause 10.2 shall not commence until the date a decision by the Expert is notified to each Party); and

(c)

all other terms and conditions upon which the Assigning Party is prepared to sell or dispose of all or part of its Joint Venture Interest (including a copy of any sale, transfer or assignment documents), will be notified and delivered to the Non-Assigning Party at the time of the delivery of the offer. The Non-Assigning Party may accept the Assigning Party’s offer in respect of either the actual consideration expressed in the Assigning Party’s offer or the cash equivalent as notified by the Assigning Party or determined by the Expert.

10.4	Non-acceptance of Offer

If an offer made by the Assigning Party to the Non-Assigning Party pursuant to clauses 10.2 and 10.3 is not duly accepted for the whole of the interest offered, then the Assigning Party may within 4 months after the end of the 30 day period specified in clause 10.2, proceed with the proposed assignment but the Assigning Party may not, without the consent of the Non-Assigning Party, assign, sell or transfer the interest on terms different to those notified in its offer to the Non-Assigning Party, without first making a new offer pursuant to clauses 10.2 and 10.3.

10.5	Third Party must enter into a covenant

Where an assignment is made to a Related Body Corporate or a third Party, such assignment will have no force or effect until the Related Body Corporate or the third Party has entered into a covenant with the other Party binding it to observe and perform all the terms and conditions of this Agreement, in such form and containing such terms and conditions as the other Party may reasonably require.

10.6	Terms of this Agreement must be strictly followed

No Party will assign, encumber, part with possession of, grant any option or power of attorney over or in any other way directly or indirectly deal with its Joint Venture Interest or any part thereof except as expressly permitted by the terms of this Agreement.

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10.7	Mortgage over Joint Venture Interest

Any Party may mortgage, charge or otherwise encumber its Joint Venture Interest to any third Party provided that the third Party enters into a deed in a form reasonably acceptable to the other Party covenanting that it and any assignee, agent in possession, receive or receiver and manager of it or appointed by it will be bound by the provisions of this Agreement and in particular (without limitation) this clause 10.

11.	WARRANTIES

11.1	Warranties by Liberty Star

Liberty Star represents and warrants to Xstate that as of the date of execution of this Agreement:

(a)	it is duly incorporated and validly existing in the State of Nevada;
(b)	it is the sole legal and beneficial holder of the JV Mining Claims;
(c)	it is entitled to transfer an interest in the JV Mining Claims to Xstate in accordance with the terms of this Agreement;
(d)	it has not entered into any other agreements or dealings in respect of the JV Mining Claims other than this Agreement;
(e)	the JV Mining Claims are free from all mortgages, charges, liens and other encumbrances of whatsoever nature;
(f)

there is no litigation or proceeding of any nature concerning the Joint Venture Property, pending or threatened against Liberty Star or any other person which may defeat, impair, detrimentally affect or reduce the interest of Xstate in the Joint Venture Property pursuant to this Agreement, including any plaint seeking forfeiture of the JV Mining Claims;

(g)	to the best of the Liberty Star’s knowledge, the JV Mining Claims have been duly marked off, applied for and granted in accordance with the Mining Laws;
(h)

the JV Mining Claims are in full force and effect and in good standing and not liable to cancellation or forfeiture for any reasons and Liberty Star is not in breach or contravention of any of the terms and conditions upon which the JV Mining Claims were granted or of any other rule, regulation or provision of the Mining Laws or any other statute concerning, affecting or relating to the JV Mining Claims;

(i)	there are no agreements or dealings in respect of the JV Mining Claims that have not previously been disclosed to Xstate;
(j)	there is not in existence any current compensation agreement with the owner or occupier of any land which is subject to the JV Mining Claims;
(k)	there are no Environmental Liabilities relating to or affecting the JV Mining Claims, nor are there any circumstances relating to the JV Mining Claims

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which may reasonably be expected to give rise to future Environmental Liabilities;

(l)	the Mining Information is complete and accurate in all material respects; and
(m)	it is not aware of any claim or anticipated claim by any person to assert Native Title over any part of the area covered by the JV Mining Claims.

11.2	Warranties by Xstate

Xstate represents and warrants to Liberty Star that as of the date of execution of this Agreement:

(a)	it is duly incorporated in Australia and validly exists; and
(b)	it has full right, power and authority to enter into this Agreement.
12.	EXPERT DETERMINATION AND DISPUTE RESOLUTION
(a)

If a Party has a dispute with another Party to this agreement, or the Management Committee is deadlocked over a matter which is to be determined by the Management Committee (collectively referred to as the “Dispute”), any Party (the “Complainant”) may by notice in writing inform the other Party to the dispute (the “Respondent”) of:

(i)	the nature of the dispute;
(ii)	the outcome the Complainant wants; and
(iii)	what action the Complainant thinks will settle the dispute.

Upon receipt by the Respondent of the Complainant’s notice of Dispute, the Complainant and the Respondent shall use their best endeavours to resolve the dispute.

(b)	If the Complainant and the Respondent cannot resolve the Dispute within 60 days, then an Expert will be appointed as soon as is reasonably practicable to resolve the Dispute as follows:
(i)	the Expert’s decision shall be final and binding on the Parties except in the case of manifest error;
(ii)

subject to this clause 12 the Expert may in his or her complete discretion decide upon the procedure he or she will adopt in reaching a determination having regard to the nature of the Dispute, and each Party will comply with any requirement of the Expert in connection with such procedures;

(iii)

the Expert will have access to all Mining Information and other information relating to the dispute and each Party shall provide every reasonable assistance (the cost of which will be Joint Venture Expenditure) to ensure that the Expert is provided with such information as required by the Expert;

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(iv)

the Expert will not be obliged to have regard to any particular information or evidence in reaching the determination and may in his or her discretion procure and consider such information and evidence and in such form as he or she sees fit;

(v)	each Party may make written submissions (provided they are made expeditiously) to the Expert with respect to the matter and will promptly copy all submissions to each other Party;
(vi)	all costs of the Expert’s determination will be borne as determined by the Expert;
(vii)

the Expert may seek the opinion of the auditor of the Joint Venture accounts, in respect of financial matters, and a legal practitioner admitted to practice in Arizona and practicing in the areas of commercial and mining law for at least 10 years, in respect of legal matters, and will be entitled but not obliged to rely upon any such opinion or opinions in making his determination;

(viii)

the Parties will indemnify the Expert from and against any payment, expenses, loss or damage incurred by the Expert as a result of any act or omission by the Expert in the course of performance, or attempted performance of his appointment, howsoever arising; and

(ix)	the Expert will be requested to deliver the determination in writing to all Parties within 45 days of the date of the Expert’s acceptance of appointment.
(c)	in the case of a determination under 9.2(c)(i):
(i)

the Expert must value the Joint Venture as a whole, such that the value of the Joint Venture Interest being valued will be the proportion of the value of the Joint Venture as is represented by its Joint Venture Interest; and

(ii)

the Expert must make his or her valuation applying the methods and procedures set down from time to time by the Canadian Institute of Mining, Metallurgy and Petroleum and on the basis of the price that would be paid by a willing but not anxious buyer to a willing but not anxious seller dealing at arm’s length.

13.	WITHDRAWAL

13.1	Notice of withdrawal

After expenditure of the entire Sole Funding Amount, any Party may, by giving 30 days’ notice in writing to the other Parties, withdraw from the Joint Venture.

13.2	Automatic withdrawal

If the Joint Venture Interest of a Party reduces by assignment or any other means to less than 5%, then that Party will be deemed to have withdrawn from the Joint Venture.

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13.3	Forfeiture on withdrawal

Upon a withdrawal from the Joint Venture, then, unless otherwise provided in this Agreement, the withdrawing Party:

(a)

will thereupon absolutely forfeit to the other Party (if more than one other Party, pro rata in the proportion that their respective Joint Venture Interests bear to each other) all its Joint Venture Interest and must transfer its Joint Venture Interest to the other Party ((if more than one other Party, pro rata in the proportion that their respective Joint Venture Interests bear to each other); and

(b)	will be released from all future obligations relating to the Joint Venture.

13.4	Withdrawal without prejudice to rights

Any withdrawal pursuant to this clause 13 will be without prejudice to any obligations of the Parties arising prior to the withdrawal.

14.	TERMINATION

14.1	Notice

Subject to clause 2.3, a Party (Non-Defaulting Party) may terminate this Agreement for non-performance (Default) by the other Party (Defaulting Party) by first giving the Defaulting Party a written notice (Notice) in accordance with clause 15.2.

14.2	Terms of the Notice

The Notice must:

(a)	detail the Default;
(b)	require the Defaulting Party to remedy the Default within 21 days of receipt of the Notice; and
(c)	be delivered to the Defaulting Party in accordance with clause 19.

14.3	Right to Terminate

If the Defaulting Party fails to remedy the Default in accordance with clause 14.2(b) or the Defaulting Party disputes such Notice, and such dispute has been resolved in the Non-Defaulting Party’s favour pursuant to clause 12, then the Non-Defaulting Party may terminate this Agreement and the Defaulting Party will be deemed to have withdrawn from the Joint Venture, in which case the provisions of clause 13.3 will apply.

15.	FORCE MAJEURE

15.1	Suspension of obligations

In this Agreement, the obligations of any Party, other than the obligations to pay money, will be suspended during the time and to the extent that such Party is

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prevented from complying therewith due to any unforeseeable circumstances beyond the reasonable control and without the fault or negligence of the Party so

(a)

act of God, peril of the sea, accident of navigation, war, sabotage, riot, insurrection, civil commotion, national emergency (whether in fact or law), martial law, fire, lightning, flood, cyclone, earthquake, landslide, storm or other adverse weather conditions, explosion, power shortage, strike or other labour difficulty (whether or not involving employees of the Participant concerned), epidemic, quarantine, radiation or radioactive contamination;

(b)

action or inaction of any government or governmental or other competent authority (including any court of competent jurisdiction) including expropriation, restraint, prohibition, intervention, requisition, requirement, direction or embargo by legislation, regulation, decree or other legally enforceable order;

(c)	breakdown of plant, machinery or equipment, or shortages of labour, transportation, fuel, power or plant, machinery, equipment or material; and
(d)

action, whether legal or otherwise, by conservation groups or other groups opposed to the conduct of Joint Venture Operations on the JV Mining Claims or their vicinity on the basis of environmental considerations, or strikes or lockouts.

(Force Majeure).

15.2	Particulars of Force Majeure

As soon as possible after being affected by Force Majeure the Party so affected will furnish to each other Party all particulars of the Force Majeure and the manner in which its performance is thereby prevented or delayed, provided that the Party whose obligations have been suspended must promptly and diligently pursue appropriate action to enable it to perform such obligations except that such Party will not be obligated to settle any strike, lockout or other labour difficulty on terms contrary to its wishes.

15.3	Six month Force Majeure

In the event that any Force Majeure cannot be removed, overcome or abated within 6 months (or such other period as the Parties shall mutually agree) from the date the Parties affected first became so affected, a meeting of the Parties will be convened for the purpose of considering the modification or termination of this Agreement.

16.	LIFE OF JOINT VENTURE

The Joint Venture will continue until:

(a)	terminated by unanimous agreement between the Parties;
(b)	terminated in accordance with clause 14;

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(c)	all Parties except one has withdrawn pursuant to clause 13;
(d)	there remains for any reason, only one Party; or
(e)	80 years from the date of this Agreement,

whichever is the earlier.

17.	CONFIDENTIALITY

17.1	Mining Information to remain confidential

Unless otherwise agreed by the Parties, all Mining Information in relation to the Joint Venture that is not generally known to or generally available to persons who are knowledgeable in the mining industry (or which is generally known or generally available as aforesaid only as a consequence of a breach of this clause 17) will be kept confidential and will not be disclosed by the Parties otherwise than to each other or:

(a)	to a Related Body Corporate;
(b)	if and to the extent required by legislation or other legal requirement or pursuant to the rules or regulations of a recognised stock exchange applicable to the Party so disclosing;
(c)

if and to the extent it may be necessary or desirable to disclose to any government or government authority in connection with applications for consents, approvals, authorities or indications of no objection in relation to this Agreement;

(d)

to a recognised financial institution in connection with any loans sought to be arranged by the disclosing Party for purposes directly or indirectly related to the Exploration Operations or the Joint Venture;

(e)	to bona fide potential assignees of a Party’s interest under this Agreement, Joint Venture Interest or part thereof;
(f)	to professional advisers, independent consultants, contractors or employees of the Parties;
(g)	if strictly and necessarily required in connection with legal proceedings relating to this Agreement;
(h)

if the information is, for the purpose of complying with the provisions of the Australian Corporations Act 2001 contained in a prospectus issued for a Party (or its parent entity) for the offer for subscription or purchase, or the issue of invitations to subscribe for or buy, its securities or securities of another corporation as the case may be; or

(i)	if the information is generally and publicly available other than as a result of breach of confidence by the person receiving the information,

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provided however that any disclosure pursuant to clause 17.(d) or 17.1(e) shall only be made subject to the person to whom disclosure is made entering into a confidentiality undertaking.

17.2	Survival

The provisions of this clause 17 will continue to bind each Party to this Agreement even if it ceases to be a Party.

18.	NOTICES

18.1	Requirements for Notice

Each notice or consent authorised or required to be given to a Party shall be in writing and may be delivered personally or sent by properly addressed and prepaid mail or facsimile in each case addressed to the Party at its address set out in clause 18.2, or as the case may be to such other address as it may from time to time notify to the other Parties pursuant to clause 18.3.

18.2	Address of Parties

The initial address of the Parties shall be as follows:

In the case of Xstate:

Xstate Resources Limited

Level 2

45 Stirling Highway

Nedlands WA 6009

Facsimile:	INT + (61 8) 9389 8527
Attention:	The Company Secretary

In the case of Liberty Star Gold Corp Inc:

Liberty Star Gold Corp Inc

2766 North Country Club Road

Tucson A2 85716

United Sates of America

Facsimile:	INT + (520) 844-1118
Attention:	The Company Secretary

18.3	Change of Address

Each Party may from time to time change its address by giving notice pursuant to clause 18.1 to the other Parties.

18.4	Receipt of Notice

Any notice given pursuant to clause 18.1 will be conclusively deemed to have been received:

(a)	in the case of personal delivery, on the actual day of delivery if delivered prior to 5:00 pm (local time) on a Business Day or on the next following

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Business Day if delivered after 5 pm (local time) on a Business Day or on a day other than a Business Day;

(b)	if sent by mail, on the second clear Business Day after the day of posting; or
(c)	if sent by facsimile, on the day the facsimile was sent by clear transmission.
19.	AREA OF INTEREST

19.1	Definition

The “Area of Interest” shall be deemed to comprise the Joint Venture Area, plus an area extending to the Nevada State border to the west, Utah State border to the north, and the boundaries of the Grand Canyon National Park and Kaibib National Forest parks to the south and east.

19.2	Acquired Rights within Area of Interest

If at any time during the subsistence of this Agreement, Xstate or a Related Body Corporate of Xstate, stakes or otherwise acquires, directly or indirectly, any right to or interest in any mining claim, Minerals, license, lease, grant, concession, permit, patent, or other mineral property located wholly or partly within the Area of Interest, Xstate shall forthwith give notice to Liberty Star of that staking or acquisition, the total cost thereof, and all details in the possession of that party with respect to the details of the acquisition, the nature of the property and the known mineralization.

19.3	After-Acquired Property Part of Joint Venture Assets

Liberty Star, within 30 days of receipt of Xstate’s notice referred to in clause 19.2, may elect to require that the mineral properties and the right or interest acquired (“After-Acquired Property”) be included in and thereafter form part of the Joint Venture Assets and the Joint Venture Area.

19.4	Reimbursement to Xstate for After-Acquired Property

If Liberty Star elects to require the After-Acquired Property form part of the Joint Venture Area and Joint Venture Assets, within 90 days from the date of election, Liberty Star will reimburse Xstate for that portion of the cost of the After-Acquired Property which is equivalent to Liberty Star’s Joint Venture Interest, and Xstate will take whatever steps are necessary to ensure the Parties thereafter have a beneficial ownership as a tenant-in-common, in accordance with their respective Joint Venture Interests.

19.5	Failure to Make Election

If Liberty Star does not make the election referred to in clause 19.3 within the period of 30 days, then the right or interest acquired by Xstate or its Related Body Corporate, shall not form part of the Joint Venture Area or Joint Venture Assets.

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20.	GENERAL

20.1	Successors and assigns are bound

The provisions of this Agreement will, subject as provided herein, endure for the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

20.2	Governing law

This Agreement shall be governed by and construed in accordance with the law from time to time applicable in Arizona and the Parties agree to submit to the non-exclusive jurisdiction of the courts of Arizona.

20.3	Further Assurance

Each Party agrees, at its own expense, on the request of another Party, to do everything reasonably necessary to give full effect to this Agreement and the transactions contemplated by it, including, but not limited to, the execution and performance of all deeds, acts and documents.

20.4	Entire Agreement

This Agreement constitutes the full and complete understanding between the Parties in relation to its subject matter and supersedes all prior negotiations, understandings and agreements with respect thereto.

20.5	Modifications in writing

No modification, amendment or other variation of this Agreement will be valid or binding on a Party unless made in writing dated subsequent to the date of this Agreement and duly executed by the Parties.

20.6	Invalid Provision

If any provision of this Agreement is invalid and not enforceable in accordance with its terms, all other provisions which are self-sustaining and separately enforceable without regard to the invalid provision shall be and continue to be, valid and forceful in accordance with their terms.

20.7	Waivers in writing

Unless otherwise provided in this Agreement, no waiver or relaxation partly or wholly of any of the terms and conditions of this Agreement will be valid or binding on a Party unless in writing and duly executed or signed by or on behalf of that Party and any such waiver or relaxation will apply (unless agreed otherwise and duly executed or signed by or on behalf of that Party so waiving or relaxing such terms and conditions) to the particular occasion in question and will not be continuing and will not constitute a waiver or relaxation of any other term or condition of this Agreement.

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20.8	No Party to seek Partition

Unless otherwise agreed between the Parties, no Party and no person claiming through a Party will, during the life of the Joint Venture, seek partition, whether by any Court or otherwise howsoever of any Joint Venture Property.

20.9	Costs

Each Party shall be liable for their own costs relating to the preparation, negotiation and execution of this Agreement and any document executed under it. Xstate shall pay all stamp duty (if applicable) on this agreement and any document executed under it.

20.10	Counterparts

This Agreement may be executed in any number of counterparts, each of which, when executed and delivered in accordance with clause 20.10, shall constitute an original, but all counterparts together will constitute one and the same agreement.

20.11	Caveats

After the commencement date either Party may register this Agreement as a dealing in respect of the Joint Venture Area and may lodge any caveats that it thinks fit to protect its interest under this Agreement and each Party agrees that during the continuance of the Joint Venture it will not take any steps to remove those caveats.

20.12	Time

Time shall be of the essence in this Agreement is all respects.

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EXECUTED by the Parties as an Agreement.

EXECUTED BY XSTATE RESOURCES LIMITED in accordance with its constituent documents and place of incorporation:	) ) ) )
/s/ signed
Director /s/ signed
Director

EXECUTED BY LIBERTY STAR GOLD CORP INC in accordance with its constituent documents and place of incorporation:	) ) ) )
/s/ James Briscoe
Director /s/ Jon Young
Director

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APPENDIX 1 - JV GENERAL PLAN

As at the date of this Agreement:

1.	Exploration procedures for the JV Pipes has already been designed representing a significant saving in expenditure and time in the drilling definition of ore within each JV Pipe.
2.	It is anticipated that:
(a)	the period of Exploration Operations for one or more of the Initial Pipes, funds will occur over a 5–10 month period (Exploration Period);
(b)	the Exploration Period for each Pipe will terminate once the mining engineer has identified whether or not the Pipe is a commercially viable ore body;
(c)	three drilling rigs, along with other equipment, will be engaged 24 hours per day, seven days per week during the Exploration Period (Drilling);
(d)	progress reports will be produced every 24 hours;
(e)	three dimensional modeling of the mineral body will be ongoing during the Drilling;
(f)	ore reserves will be progressively calculated starting as soon as it is determined to be an ore body;
(g)	Drilling will terminate on a Pipe as soon as an ore body and its extents has been defined; and
(h)	planning for Mine Operations of a Pipe or pipes will commence as soon as practicable after the mining engineer has identified whether or not the Pipe(s) is/are commercially viable.
3.	Liberty Star’s North Pipes Super Project contains all pipes in which Liberty Star has an interest and many more than the Initial Pipes and Other Pipes identified and referred to in this Agreement.
4.

Liberty Star has established parameters and operating procedures with the existing permitting agencies. Therefore permitting for the proposed Joint Venture should be simply an addendum to an operating program and as such very large savings should accrue to the Joint Venture.

5.

All pipes in the North Pipes Super Project are approximately the same in physical appearance therefore the mine design will be approximately the same for the Joint Venture Mining Operations as those for other mines created by Liberty Star on other of its pipe properties.

6.	Liberty Star will establish the optimum mine design and apply it to all projects including the JV Pipes. This will also cut down on permitting costs.

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7.

Mine equipment will be standard, saving further expense in acquisition, maintenance and personnel training as well as other aspects. All this will be part of the Liberty Star program for the North Pipes Super Project of which the Joint Venture will be a part.

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APPENDIX 2 -JOINT VENTURE AREA

The Joint Venture Area consists of the Elle Joint Venture Lands, plus any additional area under which any after-acquired property under section 19.2 in the Area of Interest is located

A.	ELLE JOINT VENTURE LANDS

The Elle joint venture lands lie in northwestern Arizona, part of a vast region called the ‘Arizona Strip’. This Joint Venture Area occupies part of the Upper Clayhole and Antelope Valleys of Mohave County, State of Arizona, USA. Lands in the Elle Joint Venture are located across four township and range legal descriptions. Those descriptions are as follows:

T38N R7W SECTIONS 24, 25, 28, 29, 33, 34, 35 and 36.

T38N R6W SECTIONS 19, 30 and 31.

T37N R7W SECTIONS 1, 2, 3, 4, 9 and 12.

T37N R6W SECTIONS 6, 7, 8, 17 and 18 inclusive.

Each Section encompasses approximately 1 United States square mile.

LEGAL DESCRIPTION:         The Joint Venture Area consists of the undersurface rights in the area bounded by the metes and bounds boundaries, as if such boundaries extended in a vertical line below the surface. The metes and bounds boundaries are described as follows.

From the common corner of T38N R7W, T38N R6W, T37N R7W and T37N R6W proceeds east approximately one mile to the NEC of Section 6, T37N R6W, herein called the “point of beginning.”

Then south one mile to the NEC of Section 7, then east to the NEC of Section 8, then southwards to the SEC of Section 17 – all in T37N R6W.

Then westwards to the SWC of Section 18, north to the NWC of Section 18 T37N R 6W. Then west to the SWC of Section 12, T 37N R7W, north to the NWC of Section 12,

westwards to the SWC of Section 3, south to the SEC of Section 9, west to the SWC of

Section 9, then northwards to the NWC of Section 4, T37N R7W.

Then north to the NWC of Section 33, T38N R7W, then west to the SWC of Section 29, then north to the NWC of Section 29, then eastwards to the NEC of Section 28, then south to the SEC of Section 28, then eastwards to the SWC of Section 25, then northwards to the NWC of Section 24 then east to the NEC of Section 24, all in T38N R7W.

Continuing east to the NEC of Section 19, T 38N R6W then southwards to the SEC of Section 31 T38N R6W, which is also the NEC of Section 6, T37N R6W, the “point of beginning.”

These external metes and bounds encompass approximately 22 US square miles.

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B.	AFTER ACQUIRED PROPERTY

There is no After Acquired Property which form part of the Joint Venture Area as of the date of execution of this Agreement.

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Appendix 3 - JOINT VENTURE PIPES
Item 1.	Initial JV Pipes
(a)	Elle Pipe,
(b)	Hermina Pipe, and
(c)	Hada Pipe,

included within the bounds of the Joint Venture Area. Elle Project boundaries which comprises the joint venture are various Pipes.

The Elle and Hermina Pipes have been defined by interpretation of circular features and down warped beds related to collapse breccia pipes and have interpreted sulfide minerals associated with them indicated by electrical geophysical surveys starting at a depth of about 250 meters. Elle is immediately adjacent to the Lisa Pipe owned by Pathfinder Mines. Old information in Liberty Star files and verbal communications with past Pathfinder personnel suggest Lisa has mineralized intercepts and is thought to contain an ore body. Hermina is immediately adjacent to the Elle Pipe to the southeast. The Hada Pipe lies to the northwest of the Lisa Pipe and is indicated only by geophysics. The Elle and Hermina Pipes lie on current Liberty Star United States Federal Lode Mining Claims. The Hada Pipe lies on U.S. Bureau of Land Management jurisdiction Federal land and is open to “location” by Federal Lode Mining Claims. The claim outlines shown in thin blue lines will be installed within about 30 days or less.

Item 2.	Other Pipes

None of the Other Pipes form part of the Joint Venture Pipes as of the date of execution of this Agreement.

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APPENDIX 4 - OTHER PIPES

(a)	Loreto Pipe;
(b)	Leif Pipe;
(c)	Gitel Pipe;
(d)	Kalila Pipe;
(e)	Kaitlin Pipe;
(f)	Hazel Pipe;
(g)	Hafsa Pipe;
(h)	Gurit Pipe;
(i)	Gerarda Pipe; and
(j)	8 other Pipes within the Elle Joint Venture Lands

Notes: Fourteen other Pipes have been identified within the Elle Joint Venture Lands. Of these seven lie within current Liberty Star U.S. Federal Lode Mining Claims. These include the Loreto, Leif, Gitel, Kalila, Labrenda, John and Kaitlin. Another six have been identified and will be acquired by staking. These include Hazel, Godiva, Hafsa, Gurit, Gerarda, and Honesta.

It is quite obvious that these Pipes lie along linear trends as indicated by Hazel, Godiva, Hada, Lisa, Elle, Hermina, Hola, and Loreto. This trend has in part been established further by electrical geophysics. Continued geophysical work between Hola and Loreto and between Hazel and Hade on open ground is believed will result in additional Pipes. Spacing between known Pipes suggest that in excess of 10 will be discovered along this trend by electrical geophysics and other techniques.

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APPENDIX 3 - MAP SHOWING ELLE JOINT VENTURE LANDS, INITIAL PIPES AND OTHER PIPES

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TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION	1
	1.1	Definitions
		1

1.2                                                                                INTERPRETATION5

2.	CONDITIONS PRECEDENT	6

2.1                                                                                            CONDITIONS6

2.2EFFORTS TO SATISFY CONDITIONS6

2.3RIGHT TO TERMINATE7

2.4EFFECT OF TERMINATION7

2.5BENEFIT OF CONDITIONS7

3.	THE JOINT VENTURE	7

3.1ESTABLISHMENT OF THE JOINT VENTURE7

3.2INITIAL JOINT VENTURE INTERESTS7

3.3JOINT VENTURE BANK ACCOUNT7

3.4XSTATE'S 50% INTEREST8

3.5COMMENCEMENT DATE8

3.6SOLE FUNDING AMOUNT8

3.7                                                                                                 GENERAL8

4.	MANAGEMENT COMMITTEE	9

4.1                                                                               ESTABLISHMENT9

4.2                                                                                                    VOTING9

4.3                                                                                               FUNCTION10

4.4FREQUENCY OF MEETINGS10

4.5DECISIONS BINDING10

4.6MEETINGS BY ELECTRONIC MEANS10

4.7                                                                                                  NOTICES11

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4.8WRITTEN RECORDS OF MEETINGS11

4.9WRITTEN RESOLUTION11

4.10REPRESENTATIVE OF ASSIGNEE11

4.11POWER OF REPRESENTATIVES12

4.12                                                                            SUBCOMMITTEES12

4.13COSTS AND EXPENSES12

5.	APPOINTMENT AND DUTIES OF MANAGER	12

5.1                                                                                    APPOINTMENT12

5.2                                                                                                      DUTIES12

5.3                                                                            SUBCONTRACTING14

6.	INFORMATION AND DATA	15
7.	RIGHT OF FIRST REFUSAL	15
8.	FUNDING	16

8.1PROPORTIONAL CONTRIBUTIONS16

8.2PAYMENT OF JOINT VENTURE EXPENDITURES16

8.3                                                                                                DILUTION16

9.	BANKABLE FEASIBILITY STUDY AND ELECTION TO COMMENCE MINING OPERATIONS	17

9.1BANKABLE FEASIBILITY STUDY17

9.2ELECTION TO COMMENCE MINING OPERATIONS17

9.3DISTRIBUTION IN KIND17

9.4AGREEMENT TO CONTINUE18

10.	ASSIGNMENT AND EXTERNAL CHARGES	18

10.1ASSIGNMENT TO RELATED BODY CORPORATE18

10.2PRE-EMPTIVE RIGHTS18

10.3NOTICE TO NON-ASSIGNING PARTY19

10.4NON-ACCEPTANCE OF OFFER19

10.5THIRD PARTY MUST ENTER INTO A COVENANT19

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10.6TERMS OF THIS AGREEMENT MUST BE STRICTLY FOLLOWED19

10.7MORTGAGE OVER JOINT VENTURE INTEREST20

11.	WARRANTIES	20

11.1WARRANTIES BY LIBERTY STAR20

11.2WARRANTIES BY XSTATE21

12.	EXPERT DETERMINATION AND DISPUTE RESOLUTION	21
13.	WITHDRAWAL	22

13.1NOTICE OF WITHDRAWAL22

13.2AUTOMATIC WITHDRAWAL22

13.3FORFEITURE ON WITHDRAWAL23

13.4WITHDRAWAL WITHOUT PREJUDICE TO RIGHTS23

14.	TERMINATION	23

14.1                                                                                                  NOTICE23

14.2TERMS OF THE NOTICE23

14.3RIGHT TO TERMINATE23

15.	FORCE MAJEURE	23

15.1SUSPENSION OF OBLIGATIONS23

15.2PARTICULARS OF FORCE MAJEURE24

15.3SIX MONTH FORCE MAJEURE24

16.	LIFE OF JOINT VENTURE	24
17.	CONFIDENTIALITY	25

17.1MINING INFORMATION TO REMAIN CONFIDENTIAL25

17.2                                                                                             SURVIVAL26

18.	NOTICES	26

18.1REQUIREMENTS FOR NOTICE26

18.2ADDRESS OF PARTIES26

18.3CHANGE OF ADDRESS26

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18.4RECEIPT OF NOTICE26

19.	AREA OF INTEREST	27

19.1                                                                                         DEFINITION27

19.2ACQUIRED RIGHTS WITHIN AREA OF INTEREST27

19.3AFTER-ACQUIRED PROPERTY PART OF JOINT VENTURE ASSETS27

19.4REIMBURSEMENT TO XSTATE FOR AFTER-ACQUIRED PROPERTY27

19.5FAILURE TO MAKE ELECTION27

20.	GENERAL	28

20.1SUCCESSORS AND ASSIGNS ARE BOUND28

20.2GOVERNING LAW28

20.3FURTHER ASSURANCE28

20.4ENTIRE AGREEMENT28

20.5MODIFICATIONS IN WRITING28

20.6INVALID PROVISION28

20.7WAIVERS IN WRITING28

20.8NO PARTY TO SEEK PARTITION29

20.9                                                                                                     COSTS29

20.10                                                                            COUNTERPARTS29

20.11                                                                                            CAVEATS29

20.12                                                                                                   TIME29

XSTATE RESOURCES LIMITED

(USCO)

and

LIBERTY STAR GOLD CORP INC

(LIBERTY STAR)

EXPLORATION JOINT VENTURE AGREEMENT

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